UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 3, 2022
8x8, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-21783 (Commission File Number)	77-0142404 (I.R.S. Employer Identification No.)
675 Creekside Way
Campbell, CA 95008
(Address of principal executive offices) (Zip Code)
(408) 727-1885
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EGHT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act .

Item 1.01. Entry into a Material Definitive Agreement.

Exchange Agreements

On August 3, 2022, 8x8, Inc. (the “Company”) entered into privately-negotiated agreements (the “Exchange Agreements”) with a limited number of existing holders of the Company’s 0.50% Convertible Senior Notes due 2024 (the “2024 Notes”) who are institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) (such existing holders, the “Exchange Participants”) to exchange approximately $404 million aggregate principal amount of the Exchange Participants’ existing 2024 Notes for approximately $202 million aggregate principal amount of the Company’s newly-issued 4.00% Convertible Senior Notes due 2028 (the “New Notes”) and approximately $182 million of cash consideration (such exchange transactions, the “Exchange”).

The description of the Exchange Agreements is qualified in its entirety by reference to the full and complete terms of the form of Exchange Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Term Loan

On August 3, 2022, the Company entered into a new senior secured term loan credit agreement with Wilmington Savings Fund Society, FSB, as administrative agent, and certain affiliates of Francisco Partners as lenders (the “Credit Agreement”). The Credit Agreement establishes a $250 million senior secured term loan facility maturing on August 3, 2027.

Loans made under the term loan facility will bear interest at an annual rate equal to Term SOFR (which will be subject to a floor of 1.00% and a credit spread adjustment of 0.10%), plus a margin of 6.50%.

The obligations under the Credit Agreement will be guaranteed by the Company’s wholly-owned subsidiaries, subject to certain customary exceptions, and secured by a perfected security interest in substantially all of the Company’s tangible and intangible assets, as well as substantially all of the tangible and intangible assets of the guarantors.

Mandatory prepayments of the term loan facility are required to be made upon the occurrence of certain events, including, without limitation, (i) sales of certain assets, (ii) receipt of certain casualty and condemnation awards proceeds, and (iii) the incurrence of non-permitted indebtedness, subject to certain thresholds and reinvestment rights. Voluntary prepayments are permitted at any time, subject to certain prepayment premiums.

The Credit Agreement contains a minimum adjusted cash EBITDA financial covenant, a minimum liquidity covenant and a maximum secured leverage ratio financial covenant and contains affirmative and negative covenants customary for transactions of this type, including limitations with respect to indebtedness, liens, investments, dividends, disposition of assets, change in business and transactions with affiliates.

The funding of loans under the Credit Agreement is expected to occur on August 10, 2022, subject to customary closing conditions. The Company intends to use the proceeds of the term loan facility to fund the cash portion of an exchange of the Company’s approximately $404 million principal amount of the 2024 Notes for cash plus approximately $202 million of the New Notes, and the concurrent repurchase of approximately $60 million of the Company’s common stock with the counterparties to such exchange.

The description of the Credit Agreement is qualified in its entirety by reference to the full and complete terms of the Credit Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Warrants

In connection with the term loan facility pursuant to the Credit Agreement, the Company will issue detachable warrants (the “Warrants”) to purchase an aggregate of 3,100,000 shares of the Company’s common stock with a five-year term and an exercise price of $7.15 that represents a 27.5% premium over the closing price per share of the Company’s common stock on August 3, 2022.

The description of the Warrants is qualified in its entirety by reference to the full and complete terms of the form of Warrant, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The New Notes are expected to be issued to the Exchange Participants in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company is relying on this exemption from registration based in part on representations made by the Exchange Participants and the Purchasers in the Agreements. The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

An aggregate of 3,100,000 shares of Common Stock will be issued upon exercise of the Warrants, in accordance with the terms and conditions set forth in the Warrants, in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company is relying on this exemption from registration based in part on representations made by Francisco Partners and its affiliates. The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

As of August 3, 2022, the Company agreed with its financial advisor, J. Wood Capital Advisors LLC, to settle its financial advisory fee for services provided in connection with the transactions in an amount equal to (i) the aggregate principal amount of debt issued or incurred by the Company, multiplied by (ii) 2.25%, where 50% of the fees will be in the form of shares of the Company’s common stock in lieu of such payment in cash, with such unregistered securities being issued in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company is relying on this exemption based in part on representations made by the financial advisor in its engagement letter and related share payment letter.

Item 8.01. Other Events.

On August 3, 2022, the Company issued a press release announcing entry into the Exchange Agreements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

On August 3, 2022, the Company issued a press release announcing entry into the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 8.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Exchange Agreement for the 2028 Notes
10.2	Term Loan Credit Agreement, dated as of August 3, 2022, by and among 8x8, Inc., Wilmington Savings Fund Society, FSB, as administrative agent, and the lenders party hereto
10.3	Form of Warrant to Purchase Common Stock
99.1	Press Release issued August 3, 2022
99.2	Press Release issued August 3, 2022
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2022

8X8, INC.

By: /s/ Samuel Wilson
Samuel Wilson
Chief Financial Officer